Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-120866, 333-120867, 333-139543, 333-227210, 333-139539, and 333-188951 on Form S-8 of Neenah, Inc. of our report dated June 10, 2021, relating to the consolidated financial statements of Global Release Liners, S.L.U. as of and for the year ended December 31, 2020 appearing in the Neenah Inc. Form 8-K/A to be filed on June 21, 2021.

/s/ Ernst & Young, S.L.
Madrid, Spain
June 21, 2021